SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive  Proxy  Statement
[ ]   Definitive  Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE LEATHER FACTORY, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                            THE LEATHER FACTORY, INC.
                             3847 E. Loop 820 South
                             Fort Worth, Texas 76119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be Held May 26, 1999


To the Holders of Common Stock of THE LEATHER FACTORY, INC.:

         Notice is hereby given that the 1999 Annual Meeting of Stockholders of The Leather Factory, Inc., a Delaware corporation (the "Company"), will be held in the Scott Van Zandt Room at the Radisson Plaza Hotel, Fort Worth, Texas, Thursday, May 26, 1999 at 10:00 a.m., Central Daylight Time, for the following purposes:

          (1) To elect eight (8) persons to serve as directors until the Company's 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

          (2) To transact any other proper business brought before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed April 26, 1999 at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of the Company's Common Stock, $0.0024 par value ("Common Stock"), on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained and available for inspection in the Company's offices at 3847 East Loop 820 South, Fort Worth, Texas 76119, for ten (10) days prior to the meeting. The list will also be available for examination at the meeting.

         Please  advise  the  Company's  transfer  agent,   Securities  Transfer
Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, of any change in your address.

          Your vote is important. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and return it in the envelope provided, which requires no postage if mailed within the United States. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. The proxy card should be signed by all registered holders exactly as the shares are registered. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the meeting, may withdraw it and vote in person. Attendance at the annual meeting is limited to stockholders, their proxies and invited guests of the Company.

                                            By Order of the Board of Directors,

                                            /s/ William M. Warren

                                                William M. Warren
                                                General Counsel and Secretary

Fort Worth, Texas
April 26, 1999

                            THE LEATHER FACTORY, INC.
                            3847 East Loop 820 South
                             Fort Worth, Texas 76119

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 26, 1999


     The accompanying proxy, mailed together with this Proxy Statement, is solicited by The Leather Factory, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on May 26, 1999 (the "Annual Meeting"), at 10:00 a.m., Central Daylight Time, in the Scott Van Zandt Room of the Radisson Plaza Hotel, Fort Worth, Texas, and any adjournments thereof. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of Proxy were first mailed to stockholders of the Company (the "Stockholders") on or about April 26, 1999.

     As stated in the Notice to which this Proxy Statement is attached, matters to be acted upon at the Meeting include: (1) the election to the Board of Directors of eight (8) directors to serve as directors until the Company's 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and (2) the transacting of any other proper business brought before the meeting or any adjournments or postponements thereof.

     All holders of record of shares of the Company's Common Stock at the close of business on April 26, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 9,853,161 shares of Common Stock. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to vote by the Stockholders at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, exclusive of treasury shares, is necessary to constitute a quorum at the Annual Meeting. Provided a quorum is present, the persons receiving a plurality of the votes of the shares represented in person or by proxy and entitled to vote on the election of directors, shall be elected directors. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting is required on all other actions proposed.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes have no effect on determining plurality, except to the extent that they affect the total votes that any particular nominee receives. Abstentions may be specified on all other proposals and will be counted as present for purpose of the item on which the abstention is noted. Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors only.

     Any Stockholder has the unconditional right to revoke his proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). Where a Stockholder's duly executed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted FOR the nominees for director identified below.

     Certain officers and directors of the Company own in excess of two-thirds of the outstanding shares of Common Stock that will be entitled to vote at the meeting, and it is anticipated that these shares will be voted in favor of the nominees for director as identified below. Thus, approval of the nominees for director identified below is assured.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall from time to time be fixed and determined only by resolution of the Board of Directors. By action of the Board of Directors, the number of directors comprising the Board of Directors has been set at eight (8).

     The nominees listed below will stand for election at this Annual Meeting for a one-year term of office expiring at the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies cannot be voted for the election of more than eight (8) persons to the Board.

     Unless otherwise directed on any duly executed and dated proxy, the persons named in such proxy intend to nominate and to vote the shares represented by such proxy for the election of the nominees listed in the table below for the office of director of the Company to hold office until their respective successors have been duly elected and qualified:

         NAME                     AGE              POSITION

 Wray Thompson(1)(2)               67     Chairman of the Board, Chief Executive
                                            Officer, President, and  Director
 Ronald C. Morgan(1)(2)            51     Executive Vice President, Chief
                                            Operating Officer and Director
 Robin L. Morgan(1)(2)             48     Vice President - Administration, Asst.
                                            Secretary and Director
 William M. Warren                 54     Secretary, General Counsel, and
                                            Director
 Anthony C. Morton(3)              39     Director
 H.W. Markwardt(1)(3)(4)           63     Director
 Joseph R. Mannes(1)(3)(4)         40     Director
 John Tittle, Jr.(4)               41     Director


(1) Member of 1995 Stock Option Plan Committee
(2) Member of 1995 Director Non-Qualified Stock Option Plan Committee
(3) Member of Audit Committee
(4) Member of Compensation Committee

     The Company is informed that the nominees listed above are willing to serve as directors. However, if any of these individuals should decline or become unable to serve as a director for any reason, then votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.


Business Experience of Directors

     Wray Thompson, has served as the Chairman of the Board, President, and Chief Executive Officer of the Company since June 1993. Mr. Thompson was a co-founder of The Leather Factory, Inc., a Texas corporation ("TLF-Texas"), the Company's predecessor. Mr. Thompson has served as the Chairman of the Board, Chief Executive Officer and a Director for TLF-Texas since its inception in 1980. Prior to 1980, Mr. Thompson spent twenty two years with the Tandy Leather Company. Tandy Leather Company, now a division of Tandycrafts, Inc., manufactures and retails leathercraft materials, kits, and equipment. Having risen from a manager-trainee position, Mr. Thompson was President of Tandy Leather Company from 1977 to 1979. Before becoming President, he was an Executive Vice President for one year and Vice President of the Western Division for one year. From 1970 to 1975, Mr. Thompson was a regional manager, during which time he received the Sales and Marketing Executives (SME) Award as Tandy Leather Company's outstanding salesman. He progressed through various levels of management involving from one to several retail locations from 1958 to 1970. Mr. Thompson attended the University of Texas and Texas Wesleyan University.

     Ronald C. Morgan, has served since June 1993 as Chief Operating Officer, Executive Vice President, and Director of the Company. A co-founder of TLF-Texas, Mr. Morgan has served as Chief Operating Officer, Executive Vice President, and as a Director of TLF-Texas since its formation in 1980. Mr. Morgan was employed by the Tandy Leather Company ten years prior to 1980. During this ten year period he was promoted through various levels of management in such a manner that he progressed from manager-trainee to Vice President - Eastern Division by 1977. Mr. Morgan was a Vice President of Tandy Leather Company from 1977 to 1980, directing operations for 350 retail stores. From 1970 through 1976, Mr. Morgan served in several positions of management of Tandy Leather Company in New York, Pennsylvania, California, Arizona and Texas. Mr. Morgan presently serves on the Board of Directors of Karts International Inc. of Covington, Louisiana. Mr. Morgan attended college at Southern Colorado State College and holds a Bachelor of Science degree from West Texas State University.

     Robin L. Morgan has served as Vice President of Administration and Director of the Company and TLF-Texas since June 1993. Ms. Morgan has also served as Assistant Secretary since August 12, 1993. Ms. Morgan is responsible for import, banking, and procurement for the Company's import product lines and maintains all inventory costs. She also administers special projects, employee benefit plans, and insurance programs. Ms. Morgan, formerly Robin L. Myers, served as a Director and Secretary/Treasurer from 1981 to 1993 of TLF-Texas, during which time she managed all accounting functions of TLF-Texas in addition to the responsibilities noted above. As Ms. Myers, she purchased an interest in TLF-Texas in 1981. She served from 1980 to 1981 as the Assistant Advertising Manager for TLF-Texas. This position included the coordination and development of a direct mail advertising program. From 1979 to 1980, Ms. Morgan was Manager/Accounting Coordinator for Cast Consulting Corporation in Middletown, New York. Ms. Morgan served as the Office Manager of several Tandy Leather Company locations from 1972 to 1980. She attended Albright College in Reading, Pennsylvania. In addition, Ms. Morgan graduated with an Associate of Arts degree in Psychology from Harrisburg Area Community College.

     William M. Warren has served as Secretary, General Counsel, and Director of the Company since June 1993. Mr. Warren has been since 1980 General Counsel of TLF-Texas. Since 1979, Mr. Warren has been President of the law firm now known as Loe, Warren, Rosenfield, Kaitcer & Hibbs, P.C. This law firm is involved in a general civil and trial practice encompassing such areas of practice as probate, tort, corporation, bankruptcy, family law, personal injury and workers' compensation law, real estate and commercial litigation. Mr. Warren practices primarily in the areas of corporate and bankruptcy law. Prior to formation of the professional corporation noted above, Mr. Warren practiced law with the late
H. Joe Loe from 1970 to 1979. Having received the highest score on the Arkansas Bar Examination, Mr. Warren was licensed to practice in Arkansas and Texas in 1970. In addition to being a member of the State Bar of Texas, he is also a member of the American Bar Association, Business Law Section. He is admitted to practice in all Texas State Courts, all Arkansas State Courts, the U.S. District Courts for the Northern and Western Districts of Texas, and the U.S. Court of Appeals for the 5th and 6th Circuits. Other directorships held by Mr. Warren include Loe, Warren, Rosenfield, Kaitcer & Hibbs, P.C., Wichita, Tillman and Jackson Railroad Company, and Idaho Northern & Pacific Railroad Company. Mr. Warren also serves as Trustee of the James D. Burton Estate. Mr. Warren holds a Doctor of Jurisprudence from Southern Methodist University Law School as well as a Bachelor of Arts in History and Government from Texas Christian University.

     Anthony C. Morton has served as a Director of the Company since January 1998. Mr. Morton has served as Vice President of Finance for Plains Cooperative Oil Mill, Inc., in Lubbock, Texas since January 1999. He served as Chief Financial Officer and Treasurer of the Company from January 1998 through December 1998. Mr. Morton was the Company's Controller from August 1993 to January 1998. From 1989 to 1993, Mr. Morton was a Partner in the Fort Worth accounting and consulting firm, Tittle & Associates, Inc., where he also provided consulting services to the Company. Mr. Morton earned his Bachelor of Business Administration from Texas Tech University in 1982 and was licensed as a Certified Public Accountant (CPA) in 1983. His professional affiliations include the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants and its Fort Worth Chapter.

     H. W. "Hub" Markwardt, founder of Encon Industries, L.P. (" Encon"), served as Encon's Chief Operating Officer from 1977 until 1995. During his affiliation with Encon, it was the first company to import ceiling fans into the United
States, and Encon developed into one of the world's largest ceiling fan suppliers. In 1954, Mr. Markwardt joined Mid-Continent Supply Company, advancing to the company's top sales post during his 21-year tenure there. While at Mid-Continent, Markwardt opened Antique Village, an antique importing business. Mr. Markwardt left Mid-Continent in 1974 to pursue the antiques business, and soon founded a second company, the East/West Trading Company to source oil-field equipment manufactured in the Far East. In 1977, Mr. Markwardt began importing ceiling fans for sale in the Southern United States. The ceiling fan business expanded rapidly, and in 1980 Mr. Markwardt sold both of his other companies in order to focus on his flagship company, Encon Industries. Mr. Markwardt's professional affiliations include: Board of Directors, American Fan Association 1981-82, for which Mr. Markwardt was a co-founder, Charter Member of the Home Center Industry President's Council. Professional Honors include: Fort Worth Star Telegram Tarrant County Top 40 Export Company, 1990, 1991, 1992, 1993; Mayor's Award for Employment of the Mentally and Physically Handicapped, 1989; Entrepreneur of the Year finalist, 1994.

     Joseph R. Mannes has served as a Director of the Company since May 1998. From October 1998 to the present Mr. Mannes has served as Chief Financial Officer and Secretary of Clearwire Technologies, Inc. of Arlington, Texas, a provider of wireless internet connectivity. From April 1997 to September 1998 Mr. Mannes was Vice President and General Manager of Imagic Online, the online game subsidiary of Interactive Magic, a Cary, North Carolina, computer game company. From February 1996 to April 1997 Mr. Mannes served as the Chief Financial Officer, Secretary and Treasurer of Interactive Creations Incorporated
(ICI), a corporation offering real-time internet gaming services. From 1987 until joining ICI, Mr. Mannes was First Vice President in the Corporate Finance Department of Rauscher Pierce Refsnes, Inc., a Dallas, Texas, stock brokerage company. From 1982 to 1987, Mr. Mannes was in the commercial lending division of the First National Bank of Boston, where he attained the position of Assistant Vice President. Mr. Mannes worked in both the Special Industry Group and the High Technology Group at First National Bank of Boston. Mr. Mannes graduated with an MBA in Accounting and Finance from the Wharton School, Graduate Division, of the University of Pennsylvania in 1982 and an A.B. from Dartmouth College in 1980. Mr. Mannes is a Chartered Financial Analyst. Mr. Mannes serves on the Board of Directors of Karts International, Inc.

     John Tittle, Jr. has served as a Director of the Company since May 1998. Since April 1998, Mr. Tittle has served as President of John Tittle, Jr., CPA, PC, and Cascade International Capital Corporation ("Cascade"). Cascade provides corporate finance advisory services and was retained in December 1998 to act in the capacity of an interim chief financial officer and to perform certain financial advisory services for the Company. From November 1996 to March 1998, Mr. Tittle was employed by Price Waterhouse LLP as a Senior Manager, then Director, in the firm's Financial Advisory Services practice. Mr. Tittle served as Chief Financial Officer, Treasurer and Director of the Company from April 1993 to October 1996. Prior to joining the Company, Mr. Tittle was a partner or owner in accounting and consulting practices in various forms since 1982. Mr. Tittle became a CPA in Texas in 1980. Mr. Tittle graduated Magna Cum Laude with a Bachelor in Business Administration in Accounting from Texas Christian University. Mr. Tittle serves on the Board of Directors of Cascade International Capital Corporation and John Tittle, Jr., CPA, PC.

                          SECURITY OWNERSIHP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1999, by (i) each director and nominee for director, (ii) the executive officers of the Company named in the table under "Executive Compensation - Summary of Cash and Certain Other Compensation", (iii) all executive officers and directors of the Company as a group, and (iv) all persons who are known by the Company to be beneficial owners of 5 % or more of the Company's outstanding Common Stock. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to such shares.


           Names of Directors, Officers and                    Number of           Percent
                 5% Stockholders(l)                         Shares Owned(2)        of Class

      Wray Thompson                                           2,878,243(3)           29.21
      Ronald C. Morgan                                        3,281,672(4)(5)        33.31
      Robin L. Morgan                                         3,281,672(4)(5)        33.31
      The Schlinger Foundation and Evert I. Schlinger           990,608(6)           10.05
      The Leather Factory, Inc. Employees'
      Stock Ownership Plan & Trust                              692,606(7)            7.03
      Anthony C. Morton                                           8,595                *
      William M. Warren                                          30,685(8)(9)          *
      H.W. "Hub" Markwardt                                       78,300(10)            *
      John Tittle, Jr.                                           21,419(11)            *
      Joseph R. Mannes                                            2,000(11)            *
      All Executive Officers and Directors
      as a group (12 persons)                                 6,942,211(12)          70.46

----------------------
*     Less than 1 % of the class.

(1) The address of Wray Thompson, Ronald C. Morgan, Robin L. Morgan and the ESOP (as defined herein below) is 3847 East Loop 820 South, Fort Worth, Texas 76119. The address of The Schlinger Foundation is 1944 Edison Street, Santa Ynez, California 93460.

(2) The amounts shown for Directors and Executive Officers include the beneficial interests in shares allocated to their individual ESOP accounts.

(3)  Mr.  Thompson  entered  into a  Pledge  and  Security  Agreement  with  The
     Schlinger Foundation, whereby he pledged 2,666,666 shares of the Common Stock to partially secure the obligation of the Company to the subordinated debenture holder. In the event of a default under this agreement, there could be a change in the control of these shares.

(4) The shares beneficially owned by Mr. Morgan and Ms. Morgan are held as community property.

(5) Mr. Morgan and Ms. Morgan entered into a Pledge and Security Agreement with FINOVA Capital Corporation pledging 3,000,000 shares of their Common Stock to partially secure the obligations of the Company to the senior lender. In the event of a default under this agreement, there could be a change in the control of these shares.

(6) The Schlinger Foundation, of which Evert I. Schlinger is President and sole Trustee, has the right to acquire beneficial ownership of 690,608 shares by converting up to 50% of the $1,000,000 subordinated debenture it holds into common stock at $0.724 per share. Evert I. Schlinger also holds an option to acquire 200,000 shares at approximately $.44 per share pursuant to a consulting agreement with the Company. In May 1998 Mr. Schlinger exercised an option to acquire 100,000 shares which were concurrently donated to the Foundation. Both the Foundation and Mr. Schlinger disclaim ownership of the shares or options owned by the other.

(7) The Trustee of the Employees' Stock Ownership Plan & Trust ("ESOP") votes the shares held by the ESOP which are allocated to participant accounts, as directed by the participants or beneficiaries of the ESOP and, except in certain limited circumstances, may acquire and dispose of the assets of the ESOP only as the ESOP Committee of the ESOP directs. The ESOP Committee is made up of officers and other employee participants of the Company and presently consists of Ronald C. Morgan, Robin L. Morgan, Shannon Greene and Coy Kindsfather. As members of this Committee, such persons may be deemed to share investment power with respect to the allocated shares held by the ESOP. Each of the members of the ESOP Committee disclaims any beneficial ownership of the securities held by the ESOP except for those that have been allocated to such member as a participant in the ESOP. The total number of shares held by the ESOP includes 244,665 shares which are beneficially owned by Directors and the above-named Executive Officers and are reflected in the table as being owned by such persons.

(8) Includes 9,800 shares held by Mr. Warren as the representative for Loe, Warren, Rosenfield, Kaitcer & Hibbs, P.C. Mr. Warren claims sole voting and investment power with respect to such shares.

(9) Includes 8,000 shares Mr. Warren has the right to acquire pursuant to exercise of options granted under the 1995 Director Stock Option Plan.

(10) Includes 6,000 shares Mr. Markwardt has the right to acquire pursuant to exercise of options granted under the 1995 Director Stock Option Plan.

(11) Includes 2,000 shares that Mr. Tittle and Mr. Mannes have the right to acquire pursuant to exercise of options granted under the 1995 Director Stock Option Plan

(12) Includes 175,500 shares that All Executive Officers and Directors as a group have the right to acquire pursuant to exercise of options granted under the 1995 Employee or Director Stock Option Plans.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     For the fiscal year ending December 31, 1998, the Board of Directors held four (4) meetings. Joseph R. Mannes attended one of the two meetings of the Board of Directors during the period in which he was a Director in 1998. No other Director attended fewer than 75 % of the meetings of the Board of Directors during the period in which they were Directors.

     The Board of Directors established an Audit Committee in March 1994. Presently, the members of this committee are Joseph R. Mannes, Anthony C. Morton and H. W. "Hub" Markwardt. Certain representative duties of the Audit Committee, pursuant to the Audit Committee Charter, are: (i) to review with the Company's management and independent accountants, the Company's general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls, (ii) to review prior to the annual audit, the scope and general extent of the independent accountants' audit examination,
(iii) to review with management and the independent accountants, upon completion of the independent audit, financial results for the year, prior to the release of annual financial results to the public, (iv) to discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect, and (v) to recommend to the Board of Directors as to the retention or nonretention of the independent accountants. The Audit Committee met one (1) time during 1998.

     The Board of Directors established a Compensation Committee in September 1994. Presently, the members of this committee are Joseph R. Mannes, John Tittle, Jr., and H. W. "Hub" Markwardt. The Compensation Committee met one (1) time during 1998. The Board of Directors has no standing nominating committee as the entire board nominates those individuals to serve as directors.

     The Board of Directors established the 1995 Stock Option Plan Committee in September 1995. The members of this Committee are Chairman, Ronald C. Morgan, H.
W. "Hub" Markwardt, Joseph R. Mannes, Robin L. Morgan and Wray Thompson. The 1995 Stock Option Plan Committee has the general duty to review and approve the granting of stock options pursuant to the 1995 Stock Option Plan. The 1995 Stock Option Plan Committee met one (1) time during 1998.

      The Board of Directors established the 1995 Director Non-Qualified Stock Option Plan Committee (the "Director Plan Committee") in September 1995. The Director Plan Committee was composed of Chairman, Ronald C. Morgan, Robin Morgan and Wray Thompson. The Director Plan Committee reviews and approves granting of stock options for the Board of Directors pursuant to the terms of the 1995 Director Plan. The 1995 Director Plan Committee met one (1) time during 1996.


Directors' Compensation

      A director who is also an officer of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. For the fiscal year ended December 31, 1998, directors who were not officers received $1,000 per meeting, with the non-employee members of the Audit Committee and the Compensation Committee receiving $250 per meeting.

      Pursuant to the provisions of the Company's 1995 Director Plan, four (4) individuals were granted options to purchase 2,000 shares each for a total of 8,000 shares.
                                        6

                       EXECUTIVE OFFICERS OF THE COMPANY

     Certain information is set forth below concerning the executive officers of the Company.

       NAME            AGE                   POSITION

Wray Thompson           67     Chairman of the Board, Chief Executive Officer,
                                 President, and Director
Ronald C. Morgan        51     Executive Vice President, Chief Operating Officer
                                 and Director
Jon W. Thompson         37     Senior Vice President
Robin L. Morgan         48     Vice President - Administration, Asst. Secretary
                                 and Director
David L. Ferrill        59     Vice President
Mark J. Angus           38     Vice President
Gregory J. Sartor       41     Vice President
William M. Warren       54     Secretary, General Counsel, and Director


Business Experience of Executive Officers

     See "Election of Directors - Business Experience of Directors" for certain information with respect to Wray Thompson, Ronald C. Morgan, Robin L. Morgan, and William M. Warren.

     Jon W. Thompson has served as Senior Vice President for the Company and TLF-Texas since June 1993. Mr. Thompson manages the Company's sales/distribution unit and central warehouse in Fort Worth, Texas. He is also managing the installation and implementation of the Company's new computer system. From his promotion to Vice President of TLF in 1990 until January 1998, his duties remained the same. He oversaw the sales/distribution units and the warehouse operations as well as managed the functions directed by the three operational vice presidents. From 1982 to 1990, Mr. Thompson managed the Fort Worth unit of TLF-Texas as well as assisted in the formation of the craft and metals product lines. He was selected to fill the post of Manager of the Fort Worth unit upon its opening in 1982. In 1981, he became Assistant Manager of the Denver unit of TLF-Texas. Mr. Thompson has been with TLF-Texas since 1980.

     David L. Ferfill has served as a Vice President of the Company and TLF-Texas in various capacities since June 1993. Mr. Ferrill is presently responsible for the oversight of seven (7) sales/distribution units located in the eastern United States. Mr. Ferrill formerly assisted in the management of the operations of all selling locations from January 1995 to January 1998. Prior thereto, Mr. Ferrill served as Vice President - American Leather for the Company and TLF-Texas from June 1993 to January 1995. From 1991, when TLF-Texas acquired the assets and company name of American Leather Company in Tampa, Florida, until June 1993, Mr. Ferrill held the position of General Manager - American Leather. Since joining TLF-Texas in 1984, he has served as Vice President of Marketing from 1990 to 1991, National Sales Manager from 1986 to 1990, and General Manager, Midas Metals Product Line from 1984 to 1986. Prior to employment with TLF-Texas, Mr. Ferrill spent a brief period of time outside the industry as President of Loading Dock Furniture, a retail furniture operation, from 1979 to 1984. From 1962 to 1979 he progressed from manager-trainee to Vice President - Western Division of Tandy Leather Company. Mr. Ferrill held the position of Vice President -Western Division from 1978 to 1979. During his tenure at this post he managed approximately 150 retail stores. In 1976, he was promoted to National Sales Manager, where he handled all national contracts and worked to develop training and incentive programs for the store managers and employees. From 1974 to 1976, Mr. Ferrill served Tandy Leather Company as Regional Manager for California, Oregon, Washington, Idaho, Utah, and Nevada. He worked in Kansas City, Missouri from 1970 to 1974, first as store manager and then as a District Manager for Tandy Leather Company. From 1962 to 1970, Mr. Ferrill served in various positions involving store management as well as one as an Area Manager. He attended Phillips University, Enid, Oklahoma.

     Mark J. Angus has served as a Vice President of the Company with varying responsibilities since June 1993. Since January 1995, Mr. Angus has served as liaison with Roberts, Cushman & Co., a wholly-owned TLF subsidiary, relative to sales, product development and marketing. Mr. Angus is also involved in new product development with certain portions of TLF's product line. In January 1998, in addition to his duties relative to Roberts, Cushman & Co., Mr. Angus became responsible for the management of the Company's sales to major manufacturers and distributors. Before January 1995, Mr. Angus served as Vice President - Sales and Design for the Company and TLF-Texas. He held this position from June 1993 to January 1995. As an employee of TLF-Texas and the Company, Mr. Angus has been involved in buckle and metal design work since 1990. He was involved in sales to major manufacturers and distributors from 1990 to 1995. Mr. Angus' designs comprise a substantial number of the Company's copyrights. He is also responsible for the design of the Company's patented belt buckle. From 1985 to 1990, Mr. Angus managed TLF-Texas' location in Des Moines, Iowa. Prior to joining TLF-Texas in 1985, Mr. Angus was involved in several businesses owned by his family in which he was exposed to all areas of the operations. These entities included All Crafts Corporation, for which he served as Secretary/Treasurer from 1977 to 1985. In addition to his duties as Secretary/Treasurer, Mr. Angus managed one of All Crafts Corporation's stores located in Sunbury, Pennsylvania, from 1980 to 1985. This store, one of TLF-Texas' original dealers, sold crafts, leathercrafts, leather, finishes, and dyes as well as a line of western wear clothing. Having worked with leathercraft all his life, Mr. Angus also started writing and publishing leathercraft books and designing patterns for leathercraft work in 1982. From 1977 to 1985, he worked contemporaneously with Columbia Feed & Supply in Columbia, New Jersey, another of the family's business interests. All of the family's business interests were sold or dissolved prior to Mr. Angus' employment with the Company. Mr. Angus entered the family businesses at age 16, upon his graduation from high school. His high school education was such that he received four years of intensive training in art.

     Gregory J. Sartor has served as a Vice President of the Company with varying responsibilities since 1993 and presently manages the Company's factory operation in Fort Worth, Texas. He also serves as a merchandising manager responsible for selection of new items for the Company's catalogs and for pricing, costing and marketing of those items. From January 1995 to January 1998, as Vice President - Sales, Mr. Sartor directed a department established to create new selling markets, primarily involving sales to retailers. Mr. Sartor held the position of Vice President - Crafts from June 1993 to January 1995 for the Company and TLF-Texas. Mr. Sartor served TLF-Texas as Sales Manager to craft stores from 1991 to June 1993. Mr. Sartor was responsible for product selection and development of all craft merchandise sold through independent stores, distributors, and chain stores. Prior to joining TLF-Texas in 1991, he had been employed by S-T Leather Company, St. Louis, Missouri, since 1983. Mr. Sartor served as President of S-T Leather Company from 1984 to 1991 after one year as General Manager. His duties as President included responsibility for all business operations including sales, purchasing, personnel, accounting, and operations. From 1979 to 1983, he progressed from a manager-trainee to store manager for various units in the Tandy Leather Company. Mr. Sartor holds a Bachelor of Science in Business Administration from Michigan Technological University, Houghton, Michigan.


 Family Relationships

     Except for Ronald C. Morgan and Robin L. Morgan, who are husband and wife, and Wray Thompson and Jon W. Thompson who are father and son, there are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

                             EXECUTIVE COMPENSATION


Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation awarded by the Company to its Chairman of the Board, President and Chief Executive Officer (CEO) and its most highly compensated executive officer other than its CEO for services rendered during the fiscal years ended December 31, 1996, 1997 and 1998. No other person serving as an executive officer as of December 31, 1998, received salary and bonus compensation in excess of $100,000 during fiscal 1998.



Summary Compensation Table

                                                      Annual Compensation            Long-term Compensation
                                                      -------------------            ----------------------
        Name and                                                Other Annual        Stock Options     All Other
    Principal Position      Year     Salary($)     Bonus($)    Compensation($)     Awards (Shares)  Compensation ($)(1)
    ------------------      ----     ---------     --------    ---------------     ---------------  -------------------

 Wray Thompson              1998     144,379          0                0                0                 7,135
   Chairman, President      1997     157,504          0                0                0                 1,890
   and CEO                  1996     175,000          0                0                0                 1,157
 Ronald C. Morgan,          1998     129,801          0                0                0                 5,136
   Executive VP, Chief      1997     141,601          0                0                0                 1,285
   Operating Officer        1996     157,333          0                0                0                   801

------------------
(1) The amounts in this column represent the amounts accrued on behalf of the named individuals for the annual contribution to the Company's ESOP


Compensation Committee Report

     The Compensation Committee of the Company's Board of Directors consists entirely of outside directors of the Company. The Compensation Committee has adopted the following statement of overall executive compensation policies.

     The basic philosophy of the Company's executive compensation program is to link the compensation of its executive officers to their contribution toward increases in the size of the operations and income of the Company and accordingly, increases in stockholder value. Consistent with that philosophy, the executive compensation program is designed to meet the following policy objectives:

     1. Attracting and retaining qualified executives critical to the long-term success of the Company;
     2. Tying executive compensation to the Company's general performance and specific attainment of long-term strategic goals;
     3. Rewarding executives for contributions to strategic management designed to enhance long-term stockholder value; and
     4. Providing incentives that align the executive's interest with those of the Company's stockholders.

     Based on these goals, the Compensation Committee determined the compensation of Wray Thompson (the "Chief Executive Officer") and Ronald C. Morgan (the two officers collectively referred to hereinafter as the "Named Executive Officers") for the fiscal year ended December 31, 1998. The elements of compensation for Named Executive Officers consist of base salary, annual incentive bonuses, stock option awards and participation in the Company's Employee Stock Ownership Plan and Trust (the "ESOP").

Base Salary

     As to base salaries for 1998, the base salary of the Chief Executive Officer was reduced by eight and one-third percent (8.33 %) for 1998 to $144,379 per year from $157,504 per year for the prior fiscal year. The decrease was part of the Company's continuing effort to reduce operating expenses and improve financial results for 1998. Mr. Morgan, as Executive Vice President and Chief Operating Officer, received a similar eight and one-third percent (8.33%) decrease in base salary from $141,601 in 1997 to $129,801 for the year ended December 31, 1998.

     Salaries of both of the Named Executive Officers were reduced by ten percent (10%) from 1996 to 1997. These reductions were attributable to the 1996 operating loss and the Company's effort to stabilize and improve operating results for 1997.

Annual Incentive Bonus

     For 1998 and prior years, the Company utilized discretionary bonuses for its Executive Officers as well as certain other officers of the Company. These bonuses were determined on a subjective basis, using historical bonus amounts, the availability of cash, the need to provide bonuses to other officers and employees, the business prospects for the upcoming year, and the increase in net income for the year in question as general guidelines. No other quantitative criteria were used in the determination of the discretionary bonuses. Due to the need to improve operating results for the fiscal year ended December 31, 1998, no bonuses were awarded to the Executive Officers or other officers of the Company.

Stock Options

     No grants of options were made during the year to Executive Officers pursuant to the 1995 Stock Option Plan.

Employees' Stock Ownership Plan and Trust

     The Executive Officers participated in the ESOP in keeping with the terms and provisions of the ESOP, in the same manner as all other participants of the ESOP. Effective January 1, 1990, and as subsequently amended and restated on July 15, 1993 and October 1, 1993, the Company established the ESOP for employees with at least one year of service (as defined by the ESOP) and who have reached their 21st birthday.

     As of December 31, 1998, 207 employees and former employees were participants in and beneficiaries of the ESOP. Under the ESOP, the Company makes annual cash or stock contributions to a trust for the benefit of eligible employees. The trust invests in shares of the Company's Common Stock. The amount of the Company's annual contribution is discretionary. Amounts contributed to the ESOP vest over a period of years (0% prior to three years of service and 100% for three or greater years of service) and shares of Common Stock vested in participants will be distributed upon the participant's separation from service, retirement, death or permanent disability.

     For the fiscal years ended December 31, 1998, 1997, and 1996, the Company's Board of Directors approved contributions of 11.6%, 1.2%, and .8%, respectively, of annual compensation for the eligible employees. The Company contributed $7,135 and $5,136, respectively, as contributions for Messrs. Wray Thompson and Ron Morgan for the fiscal year ended December 31, 1998.

COMPENSATION  COMMITTEE                        1995 STOCK OPTION PLAN COMMITTEE

H. W. "Hub" Markwardt                          Ronald  Morgan, Chairman
Joseph R. Mannes                               Robin  Morgan
John Tittle,  Jr.                              H. W. "Hub"  Markwardt
                                               Wray Thompson
                                               Joseph R. Mannes

                             STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative five-year total stockholder return with the Standard & Poor's SmallCap 600 Index, and the common stock of a peer group of companies ("Peer Group") whose returns are weighted according to their respective market capitalizations. The graph assumes that $100 was invested on December 31, 1993 in the Company's Common Stock, the Standard & Poor's SmallCap 600 Index, and the Peer Group, and that all dividends were reinvested. The Peer Group consists of companies included in SIC 5190 - Miscellaneous NonDurable Goods Wholesale. The following graph is not, nor is it intended to be, indicative of future performance of the Common Stock.



                            TOTAL STOCKHOLDER RETURN

[GRAPH OMITTED]





Company/Index             Dec93     Dec94     Dec95     Dec96     Dec97    Dec98
--------------------------------------------------------------------------------

THE LEATHER FACTORY INC     100     69.39     39.79     13.26      8.16     4.08
S&P SMALLCAP 600 INDEX      100     95.23    123.76    150.14    188.56   186.10
PEER GROUP                  100    113.60    139.35    113.77    103.95    84.57

                       Data Source: S&P Compustat Services

                              CERTAIN TRANSACTIONS

     During 1998 the law firm of Loe, Warren, Rosenfield, Kaitcer and Hibbs, P.C., of which Mr. William M. Warren, Secretary, General Counsel, and Director of the Company, is a shareholder, was compensated for rendering services to the Company.

     During 1998 Cascade International Capital Corporation, of which Mr. John Tittle, Jr., a Director of the Company, is President, was compensated for acting as an interim financial officer and for rendering financial advisory services to the Company.

     During 1995, the Company loaned John Tittle, Jr., a Director of the Company, the sum of $40,000. The loan bore interest at the rate of six percent
(6%) per annum. This loan, which was made while Mr. Tittle served as the Company's Chief Financial Officer and Treasurer, was to mature on December 31, 1996. The maturity date of this loan was extended to December 31, 1997. During 1996, the Company purchased from NationsBank loans to Mr. Tittle and other employees that related to stock purchased under the Company's 1993 Non-Qualified Incentive Stock Option Plan (the "Stock Loans"). At December 31, 1997, Mr. Tittle's $40,000 loan referred to above and the Stock Loans were placed on a three (3) year payment schedule, including interest at six percent (6%) per year, with all remaining principal and interest due December 31, 2000. The total principal balance of the two loans to Mr. Tittle at December 31, 1998 was $91,069.

     At December  31,  1998,  the  aggregate  amount of all of the Stock  Loans,
including   individuals   that  are  not  officers  of  the   Company,   totaled
approximately $225,250.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     A Form 3, "Initial Statement of Beneficial Ownership of Securities", covering Anthony C. Morton's initial report of ownership of common stock and stock options upon his designation as Chief Financial Officer, Treasurer and Director of the Company was filed six days late on February 13, 1998. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all other Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent (10%) of the Company's outstanding stock were complied with during the fiscal year ended December 31, 1998.

                                    AUDITORS

     Effective July 20, 1998, the Board of Directors of the Company, acting on the recommendation of the Audit Committee, approved the engagement of Hein + Associates LLP ("Hein") as the Company's independent auditors for the fiscal year ending December 31, 1998. Representatives of Hein are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     Hein replaces the firm of Ernst & Young LLP ("E&Y"), who declined to re-propose as auditors of the Company during the competitive biding process in the first half of 1998. The reports of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997, and in the subsequent interim period through July 20, 1998, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their reports. In addition, during the aforementioned fiscal years and interim period, there were no reportable events with E&Y as described in Item 304(a)(1)(v) of Regulation S-K, promulgated pursuant to the Securities Exchange Act of 1934.

     No consultations occurred between the Company and Hein during the two fiscal years and any interim period preceding the appointment of Hein regarding the application of accounting principles, the type of audit opinion that might be rendered or other information considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.


                              STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to receive consideration for inclusion in the Company's Proxy Statement for its 2000 Annual Meeting of Stockholders, the proposal must be received at the Company's offices at 3847 East Loop 820 South, Fort Worth, Texas 76119, Attention: Secretary, by December 1, 1999.


                             SOLICITATION OF PROXIES

     The solicitation of proxies in the enclosed form is made on behalf of the Company's Board of Directors. The Company will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if any other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1998, which includes the financial statements, is enclosed with the Proxy Statement. The Annual Report does not form a part of the Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

     Information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     COPIES OF THE COMPANY'S 1998 ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (WHICH IS THE COMPANY'S ANNUAL REPORT) ARE AVAILABLE TO STOCKHOLDERS UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO CHERYL LANDRY, 3847 EAST LOOP 820 SOUTH, FORT WORTH, TEXAS, 76119, 817/496-4414. THE COMPANY WILL ALSO FURNISH THE ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF THE COMPANY'S COMMON STOCK AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO CHERYL LANDRY, 3847 EAST LOOP 820 SOUTH, FORT WORTH, TEXAS, 76119, 817/496-4414 CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 1999. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                       By Order of the Board of Directors,

                       /s/ William M. Warren

                           William M. Warren
                           General Counsel and Secretary

Fort Worth, Texas
April 26, 1999

                                 REVOCABLE PROXY
                            THE LEATHER FACTORY, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) Robin L. Morgan and William M. Warren, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of The Leather Factory, Inc. (the "Company") to be held on Wednesday, May 26, 1999, in the Scott Van Zandt Room, Radisson Plaza Hotel, Fort Worth, Texas at 10:00 a.m., Central Daylight Time, and any and all adjournments or postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows:



         1.    Election of eight directors.
               [ ]FOR the nominees listed below                    [ ]WITHHOLD AUTHORITY
                 (except as indicated to the contrary below).         to vote for the nominees listed below.

                     Wray Thompson         William M. Warren          Joseph R. Mannes
                     Ronald C. Morgan      Anthony C. Morton          John Tittle, Jr.
                     Robin L. Morgan       H.W. "Hub" Markwardt

         Instructions:  To withhold authority to vote for any individual nominee or nominees, write their name(s) here.



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Your Board of Directors unanimously recommends a vote FOR the nominees set forth above

                (Continued and to be signed on the reverse side)




                           (Continued from other side)

          2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

         This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the election of directors. This Proxy hereby revokes all prior proxies given with request to the shares of the undersigned.

         Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                    Dated: _______________________________, 1999


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                                    Signature(s)

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                                    Signature(s)

                    IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.